EXHIBIT 10.1

BIOSCRIP, INC.

EMPLOYEE STOCK PURCHASE PLAN

Effective May 7, 2013

BIOSCRIP, INC.

BIOSCRIP, INC.

EMPLOYEE STOCK PURCHASE PLAN

BIOSCRIP, INC.

EMPLOYEE STOCK PURCHASE PLAN

ARTICLE I - NATURE OF PLAN

This employee stock purchase plan is hereby established for the purpose of providing all employees of BioScrip, Inc., a Delaware corporation, and its adopting Subsidiary or Subsidiaries, if any, with the opportunity to acquire a proprietary interest in the Company, thereby increasing their interest in their Employer’s welfare, and encouraging them to remain in the employ of their Employer.

ARTICLE II - DEFINITIONS AND CONSTRUCTION

2.1	DEFINITIONS. For the purpose of this Plan, the following definitions shall apply unless the context requires otherwise:

(a)	BOARD OF DIRECTORS shall mean the Board of Directors of the Company unless otherwise indicated or the context otherwise requires.

(b)	CODE shall mean the Internal Revenue Code of 1986, as amended.

(c)	Committee shall mean the Management Development & Compensation Committee of the Board of Directors, or such other person or persons appointed by Board of Directors to administer the Plan, as further described in the Plan, or their respective delegates.

(d)	COMPANY shall mean BioScrip, Inc., and includes any successor or assignee corporation or corporations into which the Company may be merged, changed or consolidated; any corporation for whose securities the securities of the Company shall be exchanged; and any assignee of or successor to substantially all of the assets of the Company.

(e)	COMPENSATION shall mean an Employee’s base salary or wages received for personal services rendered to the Employer as an Employee which are actually paid during the Plan Year and which are subject to withholding for Federal income tax purposes, plus amounts excluded from the gross income of an Employee under sections 125, 402(a)(8), 402(h)(1)(B), or 403(b) of the Code. Compensation shall not include commissions based on sales, bonuses, or overtime pay.

(f)	CONTINUOUS SERVICE shall mean, subject to modification by the Committee, an Eligible Employee’s number of full years and completed months of continuous employment with the Company or a Subsidiary from his last hiring date to his date of Termination of Employment for any reason. The Committee may provide rules from time to time regarding the calculation of Continuous Service and the method for crediting such service.

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(g)	Disability shall means a mental or physical illness that entitles the Participant to receive benefits under the long-term disability plan of the Company or a Subsidiary, or if the Participant is not covered by such plan, a mental or physical illness that renders a Participant permanently and totally incapable of performing his duties as an employee of the Company or a Subsidiary. Notwithstanding the foregoing, a Disability shall not qualify under this Plan if it is the result of (a) a willfully self-inflicted injury or willfully self-induced sickness; or (b) an injury or disease contracted, suffered, or incurred, while participating in a criminal offense. The determination of Disability shall be made by the Committee. The determination of Disability for purposes of this Plan shall not be construed to be an admission of disability for any other purpose.

(h)	EFFECTIVE DATE shall mean, with respect to the Plan, May 7, 2013.

(i)	ELIGIBLE EMPLOYEE shall mean each employee of the Company or a Subsidiary (if the Subsidiary has adopted the Plan) as of the first business day of a given Offering Period except that the Committee in its sole discretion may exclude:

(a) any employee who has accrued less than a minimum period of Continuous Service established by the Committee (but not to exceed two (2) years).

(b) any employee whose customary employment is twenty (20) hours or less per week;

(c ) any employee whose customary employment is for not more than five (5) months in any calendar year;

(d) any employee who would directly or indirectly own or hold (applying the rules of Section 424(d) of the Code to determine stock ownership) immediately following the grant of an Option hereunder an aggregate of five percent (5%) or more of the total combined voting power or value of all outstanding shares of all classes of stock of the Company or any Subsidiary; and

(e) any employee who is a highly compensated employee of the Company or Subsidiary within the meaning of Section 414(q) of the Code.

Any period of service described in the preceding sentence may be decreased in the discretion of the Committee.

(j)	EMPLOYER shall mean the Company and each Participating Employer, if any.

(k)	OFFERING PERIOD shall mean that period to be determined by the Committee beginning on the date the Employees are offered the opportunity to purchase Stock hereunder, during which each eligible Employee shall determine whether and to what extent he desires to participate by authorizing payroll deductions. Until changed by the Committee in its sole and absolute discretion, a new Offering Period shall begin on the first day of each Plan Year and shall end on the last day of such Plan Year.

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(l)	PARENT shall mean a domestic or foreign corporation of which not less than 50% of the total combined voting power of all classes of stock is held either any corporation other than the Company in an unbroken chain of corporations (ending with the Company, and in which not less than 50% of the total combined voting power of all classes of stock is held by each corporation in the chain), without regard to whether such corporation now exists or is hereafter organized or acquired.

(m)	PARTICIPANT shall mean an Eligible Employee or former Eligible Employer who has been offered the opportunity to purchase Stock hereunder and who has elected to participate herein by authorizing payroll deductions.

(n)	PARTICIPATING EMPLOYER shall mean a corporation, partnership or other trade or business which has adopted this Plan pursuant to Article IX for its own Employees.

(o)	PAYROLL DEDUCTION ACCOUNT shall mean the bookkeeping account established on behalf of a Participant to which shall be credited all contributions withheld from a Participant’s Compensation for the purpose of purchasing Stock under the Plan, and to which shall be charged all purchases of Stock pursuant to the Plan. The Company shall have custody of such account.

(p)	PAYROLL DEDUCTION PERIOD shall mean that period beginning on the first day of each Plan Year and ending on the earlier of:

(i)	The latest date for which a Participant receives his last paycheck from the Employer after his employment with the Employer terminates; or

(ii)	The last day of the Plan Year.

(q)	PLAN shall mean the BioScrip, Inc. Employee Stock Purchase Plan, as embodied herein and as amended from time to time.

(r)	PLAN YEAR shall mean the twelve (12) calendar months, beginning on January 1 and ending on December 31 of each year.

(s)	STOCK shall mean the common stock, par value $.01 per share, of the Company.

(t)	SUBSIDIARY shall mean any company, as currently defined in Section 424(f) of the Code, including a foreign subsidiary. Unless otherwise indicated, the term “Company” shall hereinafter be deemed to include all Subsidiaries of the Company which have adopted the Plan.

2.2	WORD USAGE. Except when otherwise indicated by the context, any masculine terminology used herein also includes the feminine and neuter, and vice versa, and the singular shall also include the plural, and vice versa. The words “hereof,” “herein” and “hereunder,” and other similar compounds of the word “here” shall mean and refer to the entire Plan and not to any particular provision or section. All references to Sections or Articles shall mean and refer to Sections and Articles contained in this Plan unless otherwise indicated.

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2.3	CONSTRUCTION. It is the intention of the Company that the Plan be qualified as an employee stock purchase plan under the provisions of section 423 of the Code, and all provisions shall be construed to that result. Moreover, the provisions of the Plan shall apply only to an Eligible Employee who is in the employ of the Employer on or after the Effective Date.

ARTICLE III - PARTICIPATION

3.1	ELIGIBILITY. Except as herein provided, the persons who shall be eligible to participate in the Plan as of the first day of any Offering Period shall be those persons (and only those persons) who are Eligible Employees of the Company (including a Subsidiary that has adopted the Plan) on the first day of the Offering Period.

3.2	ELECTION TO PARTICIPATE. An Eligible Employee may become a Participant only by filing a written election to participate with the Committee that authorizes payroll deductions during the Offering Period, as set forth under Section 4.1. An Eligible Employee may elect to participate for less than the maximum number of shares which he has been offered the opportunity to purchase by authorizing a payroll deduction under Section 4.1 of a percentage of Compensation less than the percentage determined by the Board of Directors under Section 5.1(b).

3.3	WAIVER OF PARTICIPATION. An Eligible Employee may waive his right to participate for any Offering Period by declining to authorize a payroll deduction. Such declination must be filed in writing with the Committee in the time and manner specified thereby. The filing of a written declination shall result in the Eligible Employee’s waiver of participation for only the Offering Period to which it relates and shall be irrevocable with respect to such Offering Period. Except as otherwise provided in this Section, an Eligible Employee’s waiver of participation for a specified Offering Period shall not, in and of itself, adversely impact the right of such Eligible Employee to participate in the Plan during any subsequent Offering Periods except those Offering Periods with respect to which he files additional written declinations with the Committee in accordance with the provisions of this Section. Failure to timely authorize payroll deductions for an Offering Period shall not be treated as if the Participant declined in writing to authorize such deductions, but shall instead be treated as a zero percent (0%) election under Section 4.1.

ARTICLE IV - PAYROLL DEDUCTION AUTHORIZATION

4.1	PAYROLL DEDUCTIONS. Each Eligible Employee who elects, pursuant to Article III, prior to the beginning of a Payroll Deduction Period to participate herein shall authorize the making of payroll deductions to fund the purchase of the Stock he has agreed to purchase hereunder by completing and returning a Participant Election Form. Deductions shall be made pro-rata for the regular payroll periods applicable to the Participant during the Payroll Deduction Period and shall be credited to the Participant’s Payroll Deduction Account.

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(a)	Amount of Payroll Deductions. A Participant may authorize payroll deductions in an amount of either NumberDefault \l 6 \s 1(i) zero percent (0%) or NumberDefault \l 6(ii) not less than one percent (1%) nor more than ten percent (10%) (in multiples of one percent (1%)) of his Compensation for the Plan Year. A Participant who authorizes a payroll deduction of zero percent (0%) shall not be deemed to have waived participation pursuant to Section 3.3.

(b)	Change in Authorization. A Participant may not vary the amount of his payroll deduction for any Payroll Deduction Period. Notwithstanding the foregoing, he may NumberDefault \l 6 \s 1(i) elect to stop his payroll deductions effective with the first payroll occurring thirty (30) days after the Committee’s receipt of his written election to stop his payroll deductions, and NumberDefault \l 6(ii) with at least thirty (30) days advance written notice to the Committee, elect to decrease his payroll deduction rate, within the limits specified in subsection (a) of this Section, effective on the first day of the calendar quarter next following the date of his notice. A Participant’s election to stop his payroll deductions shall be treated as a waiver of participation under Section 3.3 for the remainder of the Offering Period in which the cessation occurs. A Participant’s election to decrease his payroll deduction rate to zero percent (0%) shall not be deemed to be a waiver of participation pursuant to Section 3.3.

4.2	CARRY FORWARD/WITHDRAWAL OF PAYROLL DEDUCTION ACCOUNT. Notwithstanding anything contained herein to the contrary, any amounts remaining credited to a Participant’s Payroll Deduction Account on the last day of the Plan Year, after taking into account the amount of Stock purchased by the Participant, shall be carried forward to the subsequent Offering Period; provided, however, that amounts credited to a Participant’s Payroll Deduction Account may be refunded to the Participant upon a waiver of participation under Section 3.3 by a Participant, and, subject to Section 6.3, such amount shall be refunded to the Participant within a reasonable time after the Compensation Committee receives the waiver of participation.

ARTICLE V - PURCHASE OF STOCK

5.1	GRANT OF OPPORTUNITY TO PURCHASE STOCK. For each Offering Period during the term of the Plan, unless the Board of Directors determines otherwise, an offering shall be made under which all Eligible Employees are granted the opportunity to purchase Stock.

(a)	Date of Grant. Subject to Sections 5.2 and 5.3, all grants made hereunder shall be deemed to have been made on the same date, which date shall be the first day of the Offering Period, on which date the maximum amount of Stock that can be purchased under the grant and the minimum purchase price for the Stock will be fixed or determinable.

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(b)	Amount of Grant. Each Eligible Employee shall be granted an opportunity to purchase up to that number of whole shares of Stock which could be purchased at the price determined in accordance with Section 5.4, with an amount equal to such percentage, not to exceed ten percent (10%), as the Board of Directors determines, of an Eligible Employee’s Compensation which Participant has chosen to add to his Payroll Deduction Account for the Plan Year beginning coincident with the Offering Period.

5.2	LIMITATION ON STOCK Unless otherwise amended by the Board and approved by the stockholders of the Company to the extent required by law, a maximum number of 750,000 shares of Stock of the Company (or such number as may result following any adjustment pursuant to this Section 5.2) shall be reserved and available for grant under the Plan. The maximum number of shares of Stock that may be granted to any Participant during an Offering Period shall not exceed the amount determined under Section 5.3(b) as of the first day of the Offering Period for such Participant; provided, however, that:

(a)	the maximum number of shares of Stock that may be purchased during any Offering Period may be increased or decreased as determined by the Compensation Committee prior to the first day of any such Offering Period; and

(b)	notwithstanding the directly preceding or any other provision in the Plan to the contrary, if during an Offering Period more than fifty percent (50%) of the shares of Stock (which are available for issuance under the first sentence of this Section 5.2) will otherwise be purchased under the Plan by Participants during the Offering Period, the Compensation Committee may subject to Section 6.3 further limit the number of shares of Stock that can be purchased by all Participants during such Offering Period by establishing a lower fixed number of shares of Stock that can be purchased during such Offering Period by all Participants but only to the extent necessary to ensure that such fifty percent (50%) limit is not exceeded.

Either authorized and unissued shares or issued shares heretofore or hereafter reacquired by the Employer may be made subject to purchase under the Plan, in the sole and absolute discretion of the Committee. Further, except if the Participant purchases more than the maximum number of shares of Stock permitted under this Section 5.2, if for any reason any purchase of Stock under the Plan is not consummated, shares subject to such purchase agreement may be subjected to a new purchase agreement under the Plan.

Notwithstanding the foregoing provision, if the shares of Stock subject to purchase hereunder are increased, decreased, changed into, or exchanged for a different number or kind of shares or securities of the Company through reorganization, merger, recapitalization, reclassification, stock split-up or similar event, an appropriate and proportionate adjustment shall be made in the number and kind of shares as to which purchases are or may be made hereunder. A corresponding adjustment changing the number or kind of shares allocated to unpurchased Stock shall likewise be made. Any such adjustment, however, in the Stock shall be made without change in the total price applicable to the portion of the Stock purchased hereunder which has not been fully paid for, but with a corresponding adjustment, if appropriate, in the price for each share of Stock.

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Further, if the Company is reorganized, merged or consolidated with another corporation while Stock is subject to a purchase agreement under the Plan, or, solely for purposes of (ii) below, if the Company is dissolved or liquidated, the Company shall either NumberDefault \l 6 \s 1(i) substitute for such shares an appropriate number of shares of each class of stock or other securities of the reorganized or merged or consolidated corporation which were distributed to the shareholders of the Company with respect to such shares, or NumberDefault \l 6(ii) permit each Participant to immediately complete making payment for the Stock he agreed to purchase, without regard to the payroll deduction provisions provided for in Article IV, by making a cash contribution to his Payroll Deduction Account during the thirty (30) day period next preceding the effective date of any such reorganization, merger or consolidation or of any dissolution or liquidation of the Company.

5.3	LIMITATIONS ON GRANTS. Notwithstanding any provision contained herein to the contrary,

(a)	No Eligible Employee shall be given the opportunity to purchase Stock hereunder if, immediately following the grant of the right to purchase Stock hereunder, such Eligible Employee owns Stock, including, for the purposes of this Section 5.3(a), the Stock he has been granted the opportunity to purchase under the Plan, possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Parent or Subsidiary thereof, computed in accordance with section 423(b)(3) of the Code, and

(b)	No Eligible Employee shall be granted the opportunity to purchase Stock hereunder which permits his rights to purchase Stock under this Plan and under all other employee stock purchase plans of the Employer or any corporation which is the Parent or a Subsidiary company of the Employer to accrue at a rate which exceeds $25,000 (or such other rate as may be prescribed from time to time by the Code) of the fair market value of Stock (determined as of the first day of the Offering Period) for each calendar year in which such Eligible Employee is participating hereunder, in accordance with the provisions of section 423(b)(8) of the Code.

5.4	STOCK PRICE. A Participant may acquire Stock hereunder at a cost of eighty-five percent (85%) of the lower of NumberDefault \l 6 \s 1(i) the fair market value of the Stock on the first day of the Plan Year in which the Stock is purchased, or NumberDefault \l 6(ii) the fair market value of the Stock on the last day of the Plan Year in which the Stock is purchased.

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For the purposes of this Section, the fair market value of the Stock on any given date shall be:

(a)	if the Stock is listed on a national securities exchange or quoted on the NASDAQ National Market (“NASDAQ”), the closing price of the Stock on the relevant date, as reported on the composite tape or by NASDAQ or the most recent preceding day for which such quotations are reported, as the case may be;

(b)	if the Stock is not listed on a national securities exchange or quoted on NASDAQ, but is publicly traded in the over-the-counter market, the average of the closing bid and asked prices for the Stock on the relevant date, or the most recent preceding day for which such quotations are reported; or

(c)	if, on the relevant date, the Stock is not publicly traded or reported as described in (a) or (b), on the basis of the good faith determination of the Committee; provided, however, that no method of determining fair market value will be used if such method would cause the grant to constitute a form of nonqualified deferred compensation subject to Section 409A of the Code.

5.5	PURCHASE OF STOCK. The purchase of Stock hereunder by a Participant may be accomplished in accordance with the following:

(a)	By Participant While Employed. At any time during the Plan Year, a Participant, only if allowed by the Compensation Committee in its sole discretion and subject to such terms and conditions as it may in its sole discretion impose, may elect to purchase that amount of Stock that he has been given the opportunity to purchase hereunder, by delivering written notice of his election to purchase such Stock hereunder and his payroll deduction authorization to the Compensation Committee or its agent, in such form and in such manner as the Compensation Committee shall prescribe, as described in Section 4.1. If a Participant elects to purchase only a part of the Stock that he has been given the opportunity to purchase, the remainder of his grant shall continue to the end of the Plan Year and be exercised as provided in the next paragraph. If a Participant files a written notice of election not to purchase with the Compensation Committee or its agent, the balance credited to his Payroll Deduction Account shall be paid to him in cash, and he shall not be entitled to participate again in the Plan for the remainder of the Plan Year.

If, on the last day of the Plan Year, a Participant has not made his election to purchase, in whole or in part, and has not filed a written notice of election not to purchase with the Compensation Committee or its agent, such Participant shall be deemed to have elected to purchase the amount of Stock which he can purchase with the money in his Payroll Deduction Account on such last date.

The balance credited to a Participant Payroll Deduction Account, after paying for his Stock, shall be paid to him in cash; provided, however, that if such a balance occurs during an Offering Period, it shall be carried over during the Offering Period and be credited to the Participant’s Payroll Deduction Account as if contributed during that Offering Period.

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(b)	By Participant After Termination of Employment. If a Participant’s employment with the Employer terminates for any reason other than death, Disability, or retirement, his right to purchase Stock hereunder shall immediately terminate and become void, and the amount credited to such Participant’s Payroll Deduction Account shall be paid to him in cash.

(c)	By a Retired or Disabled Participant. If a Participant’s employment with the Employer terminates on account of the Participant’s Disability or retirement, such Participant shall have the right to complete paying for the Stock he agreed to purchase by making a cash contribution to his Payroll Deduction Account during the period beginning on the date his employment terminates and ending ninety (90) days following such date. In the event that such a contribution is not made, the Participant’s right to purchase Stock hereunder shall immediately terminate and become void, and the amount credited to such Participant’s Payroll Deduction Account shall be paid to him in cash.

For purposes of this Section, a Participant shall be considered to have retired if his employment with the Employer terminates by reason of his retirement after he has attained age sixty-five (65) and with the consent of the Employer.

(d)	By a Participant’s Representative. In the event a Participant’s employment with the Employer terminates on account of the death of the Participant, his heirs, legatees, distributees or personal representatives shall have the right to complete paying for the Stock he agreed to purchase by making a cash contribution to his Payroll Deduction Account during the period beginning on the date of his death and ending ninety (90) days following his date of death. In the event that such a contribution is not made, the right to purchase Stock hereunder shall immediately terminate and become void, and the amount credited to such Participant’s Payroll Deduction Account shall be paid to his heirs, legatees, distributees or personal representatives in cash.

Notwithstanding anything to the contrary herein, in no event shall Stock be purchasable hereunder after the expiration of 27 months from the date such Stock first become purchasable under the terms of this Plan.

5.6	PAYMENT. Upon the election to participate herein, and agreement to purchase shares hereunder, the shares of Stock shall be paid for in full by the making of payroll deductions and, at the end of the Plan Year, the transfer of the purchase price from the amount credited to the Participant’s Payroll Deduction Account to an account of the Employer. Any balance credited to such Participant’s Payroll Deduction Account in excess of the purchase price at the end of the Plan Year shall be paid to him in cash. If for any reason, the balance credited to the Participant’s Payroll Deduction Account at the end of the Plan Year is not sufficient to pay for the Stock purchased, the Participant, his legatees, or distributees may, at such time and in such manner as the Committee shall prescribe, contribute cash hereunder, which shall be credited to his Payroll Deduction Account in order to pay for the full number of shares for which the Participant has elected to participate, or the Participant, his personal representative heirs, legatees or distributees may purchase that part of the number of full shares which the balance credited to the Participant’s Payroll Deduction Account is sufficient to purchase and shall receive the balance credited to such account and not used to purchase Stock in cash. Notwithstanding the foregoing, a Participant shall not be permitted, except in the event of retirement, Disability or death, to contribute additional cash to his Payroll Deduction Account in excess of amounts withheld from his Compensation.

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5.7	TRANSFER OF SHARES. The shares of the Stock purchased by a Participant hereunder shall be issued or transferred to him on the books of the Company as of the last day of the Plan Year in which he made the purchase. Stock certificates shall be delivered to the Participant as soon as practicable after such time, and the Participant shall receive and be the transferee of substantially all the rights of ownership of such Stock, in accordance with Treasury Regulations Section 1.421-1(f) as currently in effect or any successor to such Treasury Regulations. Such rights of ownership shall include the right to vote, the right to receive declared dividends, the right to share in the assets of the Company in the event of liquidation, the right to inspect the Company’s books, and the right to pledge or sell such Stock, subject to the restrictions on such rights in this Plan and the restrictions on such rights imposed by applicable law. Until delivery of certificates for the Stock to the Participant, the Participant shall have none of the rights and privileges of a stockholder in the Company with respect to shares of Stock purchased hereunder. Notwithstanding anything to the contrary herein, the Employer shall not be obligated to issue Stock hereunder if, in the opinion of counsel for the Company, such issuance would constitute a violation of Federal or state securities laws.

5.8	TRANSFER OF RIGHTS. No rights granted under the Plan, including, but not limited to, payroll deductions credited to a Participant’s Payroll Deduction Account and rights with regard to the exercise of an opportunity to purchase Stock granted hereunder, may be transferred except by will or the laws of descent and distribution and, during the lifetime of the Participant to whom granted, may be exercised only by such Participant.

ARTICLE VI - ADMINISTRATION

6.1	COMMITTEE AUTHORITY. The Plan shall be administered by the Committee. Unless otherwise provided by its charter, a majority of the Committee shall constitute a quorum at any meeting thereof (including telephone conference) and the acts of a majority of the members present, or acts unanimously approved in writing by the entire Committee without a meeting, shall be the acts of the Committee. The Committee may allocate among one or more of its members, or may delegate to one or more of its agents, such duties and responsibilities as it determines. A member of the Committee shall not exercise any discretion respecting himself under the Plan. Subject to the provisions of this Plan, the Committee shall have full and final authority in its discretion to:

(a)	direct the administration of the Plan in accordance with the provisions herein set forth;

(b)	adopt rules of procedure and regulations necessary for the administration of the Plan provided the rules are not inconsistent with the terms of the Plan;

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(c)	determine all questions with regard to rights of Eligible Employees and Participants under the Plan, including, but not limited to, rights of eligibility of an employee to participate in the Plan and the amount of Stock that a Participant is offered the opportunity to purchase;

(d)	enforce the terms of the Plan and the rules and regulations it adopts;

(e)	direct the distribution of the shares of Stock purchased hereunder;

(f)	furnish the Employer with information which the Employer may require for tax or other purposes;

(g)	engage the service of counsel (who may, if appropriate, be counsel for the Employer) and agents whom it may deem advisable to assist it with the performance of its duties;

(h)	prescribe procedures to be followed by Participants in electing to participate herein;

(i)	receive from each Employer and from Employees such information as shall be necessary for the proper administration of the Plan;

(j)	maintain, or cause to be maintained, separate Accounts in the name of each Participant to reflect the Participant’s Payroll Deduction Account under the Plan;

(k)	impose a holding period before sale or other disposition of Stock by a Participant in connection with this Plan

(l)	correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any related document, in such manner and to the extent the Committee shall determine in order to carry out the purposes of the Plan; and

(m)	interpret and construe the Plan.

Any action on matters within the discretion of the Committee shall be final and conclusive as to all persons affected.

6.2	AUTHORIZED REPRESENTATIVE. The Committee may authorize any one of its members, or its secretary, to sign on its behalf any notices, directions, applications, certificates, consents, approvals, waivers, letters, or other documents.

6.3	NONDISCRIMINATION. The Committee shall administer the Plan in a uniform, nondiscriminatory manner.

6.4	BOOKS AND RECORDS. The Committee shall maintain, or cause to be maintained, records which will adequately disclose at all times the number of shares that are subject to a purchase agreement hereunder, and the Employees who are purchasing such Stock. The books, forms, and methods of accounting shall be the responsibility of the Committee.

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ARTICLE VII - AMENDMENT AND TERMINATION

7.1	AMENDMENT. The Company shall have the right at any time to amend the Plan in any manner it deems necessary or advisable to qualify the Plan under the provisions of section 423 of the Code and to amend the Plan in any other manner; provided, however, that no amendment to the Plan which either (i) increases the aggregate number of shares of Stock which may be sold hereunder or (ii) changes the designation of corporations whose employees are eligible to participate hereunder shall become effective unless such amendment is approved by the shareholders of the Company within twelve (12) months before or after the date such amendment is adopted by the Board of Directors. Such shareholder approval shall not be required to designate corporations that have become the Company’s Parent or Subsidiary corporations after the adoption and approval date of the Plan.

7.2	TERMINATION. The Company shall have the right to terminate the Plan at any time. Further, no offering shall be made hereunder after any day upon which Participants elect to participate herein for a number of shares equal to or greater than the number of shares remaining available for purchase. If the number of shares for which Participants elect to participate shall be greater than the shares remaining available, the shares available shall at the end of the Offering Period be allocated among such Participants pro-rata on the basis of the number of shares for which each has elected to participate.

7.3	NO ALTERATION OF RIGHTS. Notwithstanding the foregoing provisions of this Article, the Company shall not amend or terminate the Plan in any manner which shall retroactively impair any Participant’s rights heretofore granted under the Plan.

ARTICLE VIII - MISCELLANEOUS

8.1	EXECUTION OF RECEIPTS AND RELEASES. Any payment or any issuance or transfer of shares of Stock to any Participant, or to his legal representative, heir, legatee or distributee, in accordance with the provisions of the Plan, shall to the extent thereof be in full satisfaction of all claims hereunder against the Plan. The Committee may require such Participant, legal representative, heir, legatee or distributee, as a condition precedent to such payment, to execute a receipt and release therefor in such form as it shall determine.

8.2	PLAN FUNDS. All amounts held by the Employer in Payroll Deduction Accounts under the Plan may be used for any corporate purpose of the Employer, and shall be considered part of the general assets of the Employer.

8.3	NO GUARANTEE OF INTERESTS. Neither the Committee nor the Employer guarantee the Stock from loss or depreciation.

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8.4	PAYMENT OF EXPENSES. All expenses incident to the administration, termination, or protection of the Plan, including, but not limited to, legal and accounting fees, shall be paid by the Employer.

8.5	EMPLOYER RECORDS. Records of the Employer as to an Employee’s or Participant’s period of employment, termination of employment and the reason therefor, leaves of absence, reemployment, and Compensation will be conclusive on all persons, unless determined to be incorrect.

8.6	INTERPRETATIONS AND ADJUSTMENTS. To the extent permitted by law, an interpretation of the Plan and a decision on any matter within the Committee’s discretion made in good faith is binding on all persons. All decisions of the Compensation Committee for which the Compensation Committee has discretion under the Plan are made in the Compensation Committee’s sole and absolute discretion. A misstatement or other mistake of fact shall be corrected when it becomes known and the person responsible shall make such adjustment on account thereof as he considers equitable and practicable, and such determination of the Committee shall be final and conclusive.

8.7	UNIFORM RULES. In the administration of the Plan, uniform rules will be applied to all Participants similarly situated.

8.8	NO RIGHTS IMPLIED. Nothing contained in this Plan or any modification or amendment to the Plan or in the creation of any Account, or the execution of any participation election form, or the issuance of any shares of Stock, shall give any Employee or Participant any right to continue employment, any legal or equitable right against the Employer or any officer, director, or Employee of the Employer, except as expressly provided by the Plan.

8.9	INFORMATION. The Employer shall, upon request or as may be specifically required hereunder, furnish or cause to be furnished, all of the information or documentation which is necessary or required by the Committee to perform its duties and functions under the Plan. The Employer’s records as to the current information the Employer furnishes to the Committee shall be conclusive as to all persons.

8.10	NO LIABILITY OF EMPLOYER. The Employer assumes no obligation or responsibility to any of the Employees, Participants, or personal representatives, heirs, legatees or distributees for any act of, or failure to act, on the part of the Committee.

8.11	EMPLOYER ACTION. Any action required of the Employer shall be by resolution of its board of directors or by a person authorized to act by Board resolution.

8.12	SEVERABILITY. In the event any provision of the Plan shall be held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan, but shall be fully severable and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included herein.

8.13	NOTICE. Any notice required to be given herein by the Employer or the Committee shall be deemed delivered, when (a) personally delivered, or (b) placed in the United States mails, in an envelope addressed to the last known address of the person to whom the notice is given.

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8.14	WAIVER OF NOTICE. Any person entitled to notice under the Plan may waive the notice.

8.15	SUCCESSORS. The Plan shall be binding upon all persons entitled to purchase Stock under the Plan, their respective heirs, legatees, and legal representatives, and upon the Employer, its successors and assigns, and upon the Committee, and their successors.

8.16	HEADINGS. The titles and headings of Articles and Sections are included for convenience of reference only and are not to be considered in construction of the provisions hereof.

8.17	LAW. All questions arising with respect to the provisions of this Agreement shall be determined by application of the laws of the State of Delaware except to the extent Delaware law is preempted by Federal statute. The obligation of the Employer to sell and deliver Stock under the Plan is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale or delivery of such Stock.

8.18	NO LIABILITY FOR GOOD FAITH DETERMINATIONS. Neither the members of the Board of Directors nor any member of the Committee (nor their delegates) shall be liable for any act, omission, or determination taken or made in good faith with respect to the Plan or any right to purchase shares of Stock granted under it, and members of the Board of Directors and the Committee (and their delegatees) shall be entitled to indemnification and reimbursement by the Employer in respect of any claim, loss, damage, or expense (including attorneys’ fees, the costs of settling any suit, provided such settlement is approved by independent legal counsel selected by the Company, and amounts paid in satisfaction of a judgment, except a judgment based on a finding of bad faith) arising therefrom to the full extent permitted by law, under any directors and officers liability or similar insurance coverage that may from time to time be in effect, and/or any indemnification agreement he or she may have with the Employer..

ARTICLE IX - ADOPTION OF PLAN BY PARTICIPATING EMPLOYERS

9.1	PARTICIPATING EMPLOYERS. This Plan shall constitute the employee stock purchase plan of each Participating Employer which shall adopt this Plan as its own employees’ employee stock purchase plan, effective with respect to each such Participating Employer upon the adoption thereof by (1) official action of its board of directors, or by other similar action, (2) execution of an instrument making such Participating Employer a signatory to this Plan, and (3) by obtaining the consent of the Board of Directors; provided, however, that the granting or withholding of consent to the Participating Employer’s participation by the Company shall be within the sole discretion of the Board of Directors.

9.2	APPLICATION OF PLAN PROVISIONS. Except as provided in Section 9.3, the provisions of this Plan shall be applied separately to each Participating Employer and its employees exactly as if each such Participating Employer adopting the Plan was the sole and only employer which is a party hereto. Except in Section 9.1 and as provided in Section 9.3, the word “Employer,” wherever used herein, shall be deemed to refer only to the particular employer separately insofar as that employer and its employees are concerned, and likewise the words “Employee,” “Employees,” “Participant” and “Participants” shall be deemed to refer solely to the employees of that particular employer, or such of them as may become Participants, as if their employer were the sole and only employer which is a party hereto.

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9.3	POWERS EXERCISABLE ONLY BY BIOSCRIP, INC. Only the Board of Directors shall be authorized to appoint the members of the Committee, which shall perform the functions set forth in this Plan as the Committee for the entire Plan, including portions attributable to Participants employed by Participating Employers.

IN WITNESS WHEREOF, this Agreement has been executed effective the 7th day of May, 2013.

BIOSCRIP, INC.

By:
Name:
ATTEST:	Title:

Secretary

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BIOSCRIP, INC.

Employee Stock Purchase Plan

(ESPP)

PARTICIPATION ELECTION FORM

Being a full-time employee of BioScrip, Inc. or one of its subsidiaries (collectively, the “Company”) as of [DATE], I am eligible to participate in the Company’s Employee Stock Purchase Plan (the Plan”). I elect as follows:

TO PARTICIPATE: I wish to purchase that amount of stock that can be purchased with ____ % of my annual base salary (in increments of 1%, up to a maximum of 10% of annual base salary) by payroll deduction. I hereby authorize my employer to deduct the percentage of my annual base salary that I specified above from my payroll check each pay period effective [DATE] and continuing while this election is in effect.

(Initial)	I understand and acknowledge that I may only decrease my percentage contribution during the Plan Year.

TO NOT PARTICIPATE: I do not wish to participate in the Plan Year beginning January 1, 2013 and ending December 31, 2013. I understand that I will not be able to elect to participate in the Plan until the Plan Year beginning January 1, 2014 and ending December 31, 2014.

TO CHANGE PERCENTAGE: I wish to change my current payroll deduction to _____ % of my annual base salary (in increments of 1%, and can only be decreased from the maximum of 10%).
TO TERMINATE: I wish to terminate my participation in the Plan for the Plan Year beginning January 1, 2013 and ending December 31, 2013, and have all previous deductions withdrawn from the Plan and paid to me.

_______________	_____________________________________
Date	Employee Signature

_____________________________________
Print Name

________ Received by Human Resources on the ____ day of ____________, 2013.
(Initial)

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